Exhibit 2.1

EXECUTION VERSION

AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER (this “Amendment No. 2”) is made and entered into as of September 5, 2022, by and among Gores Holdings VIII, Inc., a Delaware corporation (“Parent”), Frontier Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Parent (“Second Merger Sub”), Frontier Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Second Merger Sub (“First Merger Sub”), and Footprint International Holdco, Inc., a Delaware corporation (the “Company” and together with Parent, First Merger Sub, Second Merger Sub and the Company, the “Parties”), and amends that certain Agreement and Plan of Merger, dated as of December 13, 2021, by and among the Parties, as amended by that certain Amendment No. 1 to Agreement and Plan of Merger (“Amendment No. 1”), dated as of May 20, 2022, by and among the Parties (the “Merger Agreement”). Except as otherwise set forth herein, capitalized terms used herein have the meanings set forth in the Merger Agreement.

RECITALS

WHEREAS, the Parties entered into the Merger Agreement on December 13, 2021;

WHEREAS, the Parties entered into Amendment No. 1 on May 20, 2022; and

WHEREAS, the Parties have determined to amend certain provisions of the Merger Agreement in furtherance of the consummation of the transactions contemplated by the Merger Agreement.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. The Amendments.

1.1 Replacement of Exhibits A, B and C. Exhibits A, B and C to the Merger Agreement are replaced in their entirety with the forms of A&R Registration Rights Agreement, Parent A&R Charter and Parent A&R Bylaws attached to this Amendment No. 2 as Annexes I, II and III, respectively.

1.2 Amendment to Recitals. The fifth WHEREAS clause of the Recitals of the Merger Agreement is hereby deleted in its entirety.

1.3 Amendments to Article I.

1.3.1 Section 1.01 is hereby amended to add the following definitions:

“Aggregate Additional Earn Out Shares Amount” means the product of (a) 11,735,250 multiplied by (b) (i) one minus (ii) the result of (A) (x) the number of shares of Parent Class A Stock redeemed pursuant to the Offer minus (y) the number of shares issued by the Company pursuant to the Backstop Agreements

(provided, that in no event shall such number of shares exceed 25,000,000) divided by (B) (I) the number of shares of Parent Class A Stock outstanding as of immediately following the Effective Time, plus (II) the number of shares of Parent Class A Stock subject to the aggregate number of Rollover Options to be issued pursuant to Section 3.06(a) after the Effective Time, plus (III) (x) the number of shares of Parent Class A Stock redeemed pursuant to the Offer minus (y) the number of shares issued by the Company pursuant to the Backstop Agreements (provided, that in no event shall such number of shares exceed 25,000,000); provided, that in no event shall the Aggregate Additional Earn Out Shares Amount exceed 11,735,250.

“Backstop Investors” means 222 Investments, LLC, a Delaware limited liability company (including permitted assignees under its Backstop Agreement, “222I, LLC”) and any other investor that enters into a Backstop Agreement with the Company.

“Backstop Agreement” means (a) that certain Backstop Agreement, dated as of September 5, 2022, by and among Parent, the Company and 222 Investments, LLC, pursuant to which the Company has obtained an equity commitment in the amount of $250,000,000 from 222I, LLC, and (b) any other backstop agreement on a substantially similar form entered into prior to the Closing.

“Backstop Amount” means the aggregate amount funded by the Backstop Investors under the Backstop Agreements in connection with the Closing in accordance with the terms thereof, which, for the avoidance of doubt, shall not be less than $100,000,000.

“Company Class D Preferred Stock” means the Company’s Class D Non-Participating Preferred Stock, par value $0.001 per share.

“Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of August 19, 2022, by and among the Company and the purchasers party thereto.

“Per Share Company Class D Preferred Stock Consideration” means, with respect to each share of Company Class D Preferred Stock, such number of shares of Parent Class A Stock as set forth on the Company Closing Certificate and as calculated pursuant to the Company Certificate of Incorporation.

1.3.2 Section 1.01 is hereby amended to restate each of the following definitions in its entirety as follows:

“Adjusted Aggregate Company Stock Consideration” means a number of shares of Parent Class A Stock equal to (a) the Aggregate Company Stock Consideration, minus (b) the number of shares of Parent Class A Stock issuable to the holders of Company Class B Preferred Stock pursuant to the terms of this Agreement, minus (c) the number of shares of Parent Class A Stock issuable to the holders of Company Class C Preferred Stock pursuant to the terms of this Agreement, minus (d) the number of shares of Parent Class A Stock issuable to the holders of Company Class D Preferred Stock pursuant to the terms of this Agreement, minus (e) the number of shares of Parent Class A Stock issuable to the holders of Company Convertible Promissory Notes pursuant to the terms thereof.

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“Aggregate Company Stock Consideration” means a number of shares of Parent Class A Stock (deemed to have a value of $10.00 per share) equal to (a) 102,807,750 plus (b) (i) the aggregate amount of cash proceeds received by the Company pursuant to the Note Purchase Agreement divided by (ii) $10.00.

“Aggregate Earn Out Shares Amount” means the product of (a) 19,558,750 multiplied by (b) (i) one minus (ii) the result of (A) (x) the number of shares of Parent Class A Stock redeemed pursuant to the Offer minus (y) the number of shares issued by the Company pursuant to the Backstop Agreements (provided, that in no event shall such number of shares exceed 25,000,000) divided by (B) (I) the number of shares of Parent Class A Stock outstanding as of immediately following the Effective Time, plus (II) the number of shares of Parent Class A Stock subject to the aggregate number of Rollover Options to be issued pursuant to Section 3.06(a) after the Effective Time, plus (III) (x) the number of shares of Parent Class A Stock redeemed pursuant to the Offer minus (y) the number of shares issued by the Company pursuant to the Backstop Agreements (provided, that in no event shall such number of shares exceed 25,000,000); provided, that in no event shall the Aggregate Earn Out Shares Amount exceed 19,558,750.

“Closing Parent Cash” means an amount equal to: (a) the funds contained in the Trust Account as of the Effective Time; plus (b) all other Cash and Cash Equivalents of Parent (excluding, for the avoidance of doubt, any amount in the foregoing clause “(a)”); plus (c) the amount delivered to Parent at or prior to the Closing in connection with the consummation of the PIPE Investment; plus (d) $250,000,000 from the sale and issuance of Company Preferred Stock prior to the Closing; plus (e) the Backstop Amount; plus (f) the aggregate amount of cash proceeds received by the Company pursuant to the Note Purchase Agreement; minus (g) the aggregate amount of cash proceeds that will be required to satisfy the redemption of any shares of Parent Class A Stock pursuant to the Offer (to the extent not already paid).

“Company Certificate of Incorporation” means the Third Amended and Restated Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on the date of this Agreement, as may be amended from time to time.

“Company Preferred Stock” means, collectively, the Company Class A Preferred Stock, Company Class B Preferred Stock, Company Blank Check Preferred Stock, Company Class C Preferred Stock and Company Class D Preferred Stock.

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“Company Stock Adjusted Fully Diluted Shares” means the sum of (without duplication) (a) the aggregate number of shares of Company Common Stock issued and outstanding and issuable upon conversion (whether or not then actually convertible) of Company Class A Preferred Stock issued and outstanding, in each case as of immediately prior to the Effective Time (including, for the avoidance of doubt, after giving effect to the exercise of the Company Warrants in accordance with the terms of the Warrant Exercise Agreements, but excluding, for the avoidance of doubt, any shares of Company Common Stock underlying the Company Class D Preferred Stock, Company Class C Preferred Stock, the Company Class B Preferred Stock, or the Company Convertible Promissory Notes), plus (b) the aggregate number of shares of Company Common Stock issuable upon exercise or settlement of all Company Stock Options (whether vested or unvested) outstanding as of immediately prior to the Effective Time.

“Earn Out Pro Rata Share” means, for each Company Securityholder, a percentage determined by dividing (a) the sum of (i) the total number of shares of Company Common Stock issued and outstanding (including, for the avoidance of doubt, after giving effect to the exercise of the Company Warrants in accordance with the terms of the Warrant Exercise Agreements, but not giving effect to any conversion of the Company Convertible Promissory Notes in connection with the Transactions) held by such Company Securityholder as of immediately prior to the Effective Time plus (ii) the total number of shares of Company Common Stock issuable upon conversion (whether or not then actually convertible) of all shares of Company Class A Preferred Stock held by such Company Securityholder as of immediately prior to the Effective Time (and for the avoidance of doubt, excluding any shares of Company Common Stock issued or issuable upon conversion of Company Class B Preferred Stock, Company Class C Preferred Stock or Company Class D Preferred Stock) by (b) the sum of (i) the total number of shares of Company Common Stock issued and outstanding (including, for the avoidance of doubt, after giving effect to the exercise of the Company Warrants in accordance with the terms of the Warrant Exercise Agreements, but not giving effect to any conversion of the Company Convertible Promissory Notes in connection with the Transactions) held by all Company Securityholders as of immediately prior to the Effective Time plus (ii) the total number of shares of Company Common Stock issuable upon conversion (whether or not then actually convertible) of all shares of Company Class A Preferred Stock held by all Company Securityholders as of immediately prior to the Effective Time (and for the avoidance of doubt, excluding any shares of Company Common Stock issued or issuable upon conversion of Company Class B Preferred Stock, Company Class C Preferred Stock or Company Class D Preferred Stock).

“Per Share Company Preferred Stock Consideration” means the Per Share Company Class A Preferred Stock Consideration, the Per Share Company Class B Preferred Stock Consideration, the Per Share Company Class C Preferred Stock Consideration and/or the Per Share Company Class D Preferred Stock Consideration, as applicable.

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“Plan Pro Rata Share” means a ratio with a (a) numerator equal to the aggregate number shares of Company Common Stock issuable upon the exercise of any Company Stock Option (vested or unvested) outstanding as of immediately prior to the Effective Time, and (b) denominator equal to the aggregate number of (i) shares of Company Common Stock outstanding (including, for the avoidance of doubt, after giving effect to the exercise of the Company Warrants in accordance with the terms of the Warrant Exercise Agreements, but not giving effect to any conversion of the Company Convertible Promissory Notes in connection with the Transactions) held by all Company Securityholders as of immediately prior to the Effective Time, plus (ii) the aggregate number of shares of Company Common Stock issuable upon exercise of all Company Stock Options (vested or unvested) outstanding immediately prior to the Effective Time, plus (iii) the total number of shares of Company Common Stock issuable upon conversion (whether or not then actually convertible) of all shares of Company Class A Preferred Stock held by all Company Securityholders as of immediately prior to the Effective Time (and for the avoidance of doubt, excluding any shares of Company Common Stock issued or issuable upon conversion of Company Class B Preferred Stock, Company Class C Preferred Stock or Company Class D Preferred Stock).

“Securityholder Pro Rata Share” means a ratio with a (a) numerator equal to the sum of (i) the aggregate number of shares of Company Common Stock issued and outstanding as of immediately prior to the Effective Time (including, for the avoidance of doubt, after giving effect to the exercise of the Company Warrants in accordance with the terms of the Warrant Exercise Agreements, but not giving effect to any conversion of the Company Convertible Promissory Notes in connection with the Transactions) plus (ii) the aggregate number of shares of Company Common Stock issuable upon conversion (whether or not then actually convertible) of all shares of Company Class A Preferred Stock issued and outstanding as of immediately prior to the Effective Time (and for the avoidance of doubt, excluding any shares of Company Common Stock issued or issuable upon conversion of Company Class B Preferred Stock, Company Class C Preferred Stock or Company Class D Preferred Stock), and (b) denominator equal to the aggregate number of (i) shares of Company Common Stock outstanding (including, for the avoidance of doubt, after giving effect to the exercise of the Company Warrants in accordance with the terms of the Warrant Exercise Agreements, but not giving effect to any conversion of the Company Convertible Promissory Notes in connection with the Transactions) held by all Company Securityholders as of immediately prior to the Effective Time, plus (ii) the aggregate number of shares of Company Common Stock issuable upon exercise of all Company Stock Options (vested or unvested) outstanding immediately prior to the Effective Time, plus (iii) the total number of shares of Company Common Stock issuable upon conversion (whether or not then actually convertible) of all shares of Company Class A Preferred Stock held by all Company Securityholders as of immediately prior to the Effective Time (and for the avoidance of doubt, excluding any shares of Company Common Stock issued or issuable upon conversion of Company Class B Preferred Stock, Company Class C Preferred Stock or Company Class D Preferred Stock).

“Subscribers” means those certain investors that have entered into Subscription Agreements with Parent.

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“Subscription Agreements” means the subscription agreements, entered into between Parent and each Subscriber party thereto, for a private placement of Parent Class A Stock to be consummated prior to or substantially concurrently with the consummation of the Transactions and still in effect as of September 6, 2022.

1.4 Amendment to Section 2.04(b).

1.4.1 Section 2.04(b) of the Merger Agreement is hereby amended and restated in its entirety as follows:

The Company shall provide to Parent written notice (the “Company Closing Certificate”) setting forth: (i) the capitalization of the Company; (ii) the number of Company Stock Adjusted Fully Diluted Shares; (iii) the Adjusted Aggregate Company Stock Consideration; (iv) the Per Share Company Common Stock Consideration and the Per Share Company Common Stock Consideration for each Company Stockholder; (v) the Per Share Company Class A Preferred Stock Consideration and the Per Share Company Class A Preferred Stock Consideration for each Company Stockholder; (vi) the Per Share Company Class B Preferred Stock Consideration and the Per Share Company Class B Preferred Stock Consideration for each Company Stockholder; (vii) the Per Share Company Class C Preferred Stock Consideration and the Per Share Company Class C Preferred Stock Consideration for each Company Stockholder; (viii) the Per Share Company Class D Preferred Stock Consideration and the Per Share Company Class D Preferred Stock Consideration for each Company Stockholder (ix) the Earn Out Pro Rata Share for each Company Securityholder; (x) the Plan Allocable Amount; (xi) the Securityholder Allocable Amount; (xii) the number of shares of Parent Class A Stock issuable to each holder of a Company Convertible Promissory Note; (xiii) a list of the Outstanding Company Expenses; (xiv) the outstanding Indebtedness of the Company as of the Closing (the “Company Closing Indebtedness”); and (xv) the amount of all Cash and Cash Equivalents of the Company as of the date of the Company Closing Certificate. A good faith estimate of the Outstanding Company Expenses is set forth on Schedule 2.04(b).

1.5 Amendment to Section 3.01.

1.5.1 The following shall be added to Section 3.01 of the Merger Agreement as a new clause (g) thereof:

at the Effective Time, by virtue of the First Merger and without any action on the part of any holder thereof, each share of Company Class D Preferred Stock that is issued and outstanding as of immediately prior to the Effective Time (other than the Dissenting Shares), shall thereupon be converted into the right to receive, and the holder of such share of Company Class D Preferred Stock shall be entitled to receive, the Per Share Company Class D Preferred Stock Consideration pursuant to this Section 3.01(g), and following the conversion of such share of Company Class D Preferred Stock into the right to receive the Per Share Company Class D Preferred Stock Consideration pursuant to this Section 3.01(g), such share of

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Company Class D Preferred Stock so converted shall no longer be outstanding and shall cease to exist, and the holder of such share of Company Class D Preferred Stock shall thereafter cease to have any rights with respect to such share, except the right to receive the Per Share Company Class D Preferred Stock Consideration pursuant to this Section 3.01(g);

1.6 Amendment to Section 5.06(a).

1.6.1 The following sentence is hereby added to the end of Section 5.06(a) of the Merger Agreement:

As of September 5, 2022, 3,000 shares of Company Class D Preferred Stock are authorized, all of which are issued and outstanding.

1.7 Amendment to Section 6.20.

1.7.1 The first sentence of Section 6.20 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

Parent has delivered to the Company true, correct and complete copies of the fully executed Subscription Agreements pursuant to which the Subscribers in the aggregate have agreed, pursuant to the terms and subject to the conditions thereof, to purchase 9,090,000 shares of Parent Class A Stock for an aggregate purchase price equal to $90,900,000 (such transactions contemplated by the Subscription Agreements, collectively, the “PIPE Investment”).

1.8 Amendment to Article VII.

1.8.1 The reference to “February 26, 2021” in the third sentence of Section 7.07 of the Merger Agreement is hereby amended and restated to read “March 1, 2023”.

1.8.2 The following shall be added to Article VII as Section 7.11 of the Merger Agreement:

Backstop Agreements. The Company shall not (a) (i) permit any amendment or modification to be made to, (ii) waive (in whole or in part) or (iii) provide consent to modify or waive (including consent to termination, to the extent required), any provision or remedy under the Backstop Agreements or (b) permit any assignment of the Backstop Agreements by the Backstop Investors, other than assignments expressly permitted under an applicable Backstop Agreement (provided that, notwithstanding any such assignment, the assigning Backstop Investor shall remain liable under such Backstop Investor’s Backstop Agreement unless and until the amounts required to be funded pursuant to such Backstop Agreement are actually received by the Company). To the extent the Company is required to consummate the Closing hereunder, the Company and Parent shall use commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Backstop Agreements at the Closing on the terms and subject to the

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conditions in the Backstop Agreements, including maintaining in effect the Backstop Agreements, and to: (A) satisfy on a timely basis all conditions and covenants applicable to the Company or Parent, as applicable, in the Backstop Agreements, and otherwise comply with its obligations thereunder; (B) if all conditions in the Backstop Agreements (other than those conditions that by their nature are to be satisfied at the Closing, but which conditions are then capable of being satisfied), have been satisfied, consummate the transactions contemplated by the Backstop Agreements at or prior to the Closing; (C) deliver notices to counterparties to the Backstop Agreements (if any) as required by and in the manner set forth in the Backstop Agreements in order to cause timely funding in advance of the Closing; and (D) enforce the Company’s or Parent’s rights, as applicable, under the Backstop Agreements, subject to the provisions thereof, if all conditions in the Backstop Agreements (other than those conditions that by their nature are to be satisfied at the Closing, but which conditions are then capable of being satisfied) have been satisfied, to cause the Backstop Investors to fund the amount set forth in the Backstop Agreements in accordance with their respective terms.

1.9 Amendment to Section 9.06(b).

1.9.1 The second sentence of Section 9.06(b) of the Merger Agreement is hereby amended and restated in its entirety as follows:

The number of shares of Parent Class A Stock reserved for issuance under the Parent Performance Plan shall equal the Plan Allocable Amount plus the Aggregate Additional Earn Out Shares Amount.

1.10 Amendment to Section 11.01(b).

1.10.1 Clause (ii) of Section 11.01(b) of the Merger Agreement is hereby amended and restated in its entirety as follows:

the Closing has not occurred on or before November 15, 2022 (the “Termination Date”); or

1.11 Amendment to Schedule 9.06(a).

1.11.1 The second sentence of Schedule 9.06(a) to the Merger Agreement is hereby amended and restated in its entirety to read as follows:

The number of shares of Parent Class A Stock reserved for issuance under the Parent Performance Plan shall equal (a) the Plan Allocable Amount plus (b) the Aggregate Additional Earn Out Shares Amount (such aggregate amount, the “Performance Plan Reserve”).

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1.11.2 Section 1(a) of Schedule 9.06(a) to the Merger Agreement is hereby amended and restated in its entirety to read as follows:

to each of Troy Swope and Yoke Chung (each, a “Founder”), a Performance RSU Award covering, for each such Founder, 50% of the Aggregate Additional Earn Out Shares Amount; and

2. Amendment of Certain Agreements. In connection with the Note Purchase Agreement and this Amendment No. 2, including the reduction of the aggregate amount of the PIPE Investment, the Parties hereby acknowledge and agree that (a) (i) Parent and each Subscriber have or will be amending the Subscription Agreements and (ii) Parent and the other parties thereto have or will be amending the Waiver and Share Surrender Agreement, in each case as necessary to reflect such changes, and (b) the amendment of the Subscription Agreements and the Waiver and Share Surrender Agreement in accordance with this Amendment No. 2 shall not be deemed a breach of the Merger Agreement, notwithstanding anything to the contrary set forth therein, including Section 8.02, Section 8.12 and Section 8.13 thereof.

3. Miscellaneous Provisions.

3.1 Effect of Amendment. This Amendment No. 2 shall be effective as of the date first written above. For the avoidance of any doubt, all references: (a) in the Merger Agreement to “this Agreement” and (b) to the Merger Agreement in any other agreements, exhibits, schedules and disclosure schedules referred to in the Merger Agreement, will, in each case, be deemed to be references to the Merger Agreement as amended by Amendment No. 1 and as further amended by this Amendment No. 2. Except as amended hereby, the Merger Agreement will continue in full force and effect and shall be otherwise unaffected hereby. This Amendment No. 2 shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. This Amendment No. 2 only may be amended by the Parties by execution of an instrument in writing signed on behalf of each of the Parties.

3.2 Counterparts. This Amendment No. 2 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.3 Governing Law. This Amendment No. 2 and all claims or causes of action based upon, arising out of, or related to this Amendment No. 2 or any of the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. Each of the Parties irrevocably consents and agrees that Section 12.12 of the Merger Agreement shall apply to this Amendment No. 2, mutatis mutandis.

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IN WITNESS WHEREOF, the Parties have caused this Amendment No. 2 to be executed as of the date first written above.

GORES HOLDINGS VIII, INC.

By:	/s/ Mark Stone
Name: Mark Stone
Title: Chief Executive Officer

FRONTIER MERGER SUB, INC.

By:	/s/ Andrew McBride
Name: Andrew McBride
Title: Chief Financial Officer and Secretary

FRONTIER MERGER SUB II, LLC

By:	/s/ Andrew McBride
Name: Andrew McBride
Title: Manager

[Signature Page to Amendment No. 2 to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 2 to be executed as of the date first written above.

FOOTPRINT INTERNATIONAL HOLDCO, INC.

By:	/s/ Stephen T. Burdumy
Name: Stephen T. Burdumy
Title: Corporate Secretary

[Signature Page to Amendment No. 2 to Agreement and Plan of Merger]

ANNEX I

A&R Registration Rights Agreement

FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made as of             , 2022, by and among Footprint International Holdco, Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor”.

RECITALS

WHEREAS, the Company and the Investors entered into that certain Third Amended and Restated Registration Rights Agreement, dated December 13, 2021 (the “Existing Agreement”);

WHEREAS, Section 3.6 of the Existing Agreement provides that the Existing Agreement may be amended with the written consent of the Company and each of the Investors;

WHEREAS, the Company and each of the Investors hereby provide their written consent pursuant to Section 3.6 of the Existing Agreement; and

WHEREAS, the Company and each of the Investors desire to amend and restate the Existing Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1.	Definitions. For purposes of this Agreement:

1.1    “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer, director or trustee of such Person, or any private equity fund, venture capital fund or registered investment company now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

1.2    “Board of Directors” means the board of directors of the Company.

1.3    “Certificate of Incorporation” means the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

1.4    “Class A Preferred Stock” means shares of the Company’s Class A Non-Participating Preferred Stock, par value $0.001 per share.

1.5    “Class A Preferred Stock Purchase Agreement” means that certain Class A Preferred Stock Purchase Agreement, by and among the Company and certain of the Investors, dated as of November 2, 2020, as amended or otherwise modified from time to time.

1.6    “Class C Preferred Stock” means shares of the Company’s Class C Non-Participating Preferred Stock, par value $0.001 per share.

1.7    “Class C Preferred Stock Purchase Agreements” means those certain Class C Preferred Stock Purchase Agreements, by and among the Company and the Purchaser (as defined therein), dated as of December 13, 2021 and May 20, 2022, as amended or otherwise modified from time to time.

1.8    “Class D Preferred Stock” means shares of the Company’s Class D Non-Participating Preferred Stock, par value $0.001 per share.

1.9    “Class D Preferred Stock Purchase Agreement” means that certain Class D Preferred Stock Purchase Agreement, by and among the Company and the Purchaser (as defined therein), dated as of September [●], 2022, as amended or otherwise modified from time to time.

1.10    “Common Stock” means shares of the Company’s common stock, par value $0.000001 per share.

1.11    “Company Competitor” means any third party reasonably determined to be a competitor of the Company by the affirmative vote of at least a majority of the Board of Directors at a meeting (or by unanimous written consent).

1.12    “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.13    “de-SPAC Transaction” means the consummation of a merger or other business combination with a SPAC.

1.14    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.15    “Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.16    “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

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1.17    “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.18    “Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

1.19    “Fund Affiliate” means any Affiliate of a Holder that is a venture fund or private equity fund whose managers are the same persons that manage such Holder; provided that in no event shall “Fund Affiliate” include any Affiliate that is an operating business.

1.20    “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.21    “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, life partner or similar statutorily-recognized domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships of a natural person referred to herein.

1.22    “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.23    “IPO” means the consummation of (i) the first underwritten public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act, excluding registration statements on Form S-4, S-8 or similar limited purpose forms, or under the corresponding provisions of the securities laws of any non-U.S. jurisdiction or (ii) a direct listing of equity securities of the Company on a national securities exchange and the registration under Section 12(b) under the Exchange Act.

1.24    “Non-Portfolio Company Affiliate” means, with respect to Movendo Capital B.V. (“Movendo”), each of its Affiliates that is not an operating business; provided that “Non-Portfolio Company Affiliate” shall not include any Company Competitor.

1.25    “Note Purchase Agreements” means that certain (i) Note Purchase Agreement (as amended) made as of June 11, 2021 by and among the Company and various purchasers and (ii) Note Purchase Agreement made as of August 19, 2022 by and among the Company and various purchasers.

1.26    “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.27    “Purchased Class A Stock” means the Class A Preferred Stock issued to certain of the Investors pursuant to the Class A Preferred Stock Purchase Agreement.

1.28    “Purchased Class C Stock” means the Class C Preferred Stock issued to certain of the Investors pursuant to the Class C Preferred Stock Purchase Agreements.

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1.29    “Purchased Class D Stock” means the Class D Preferred Stock issued to certain of the Investors pursuant to the Class D Preferred Stock Purchase Agreement.

1.30    “Qualified Independent Underwriter” means a “qualified independent underwriter” within the meaning of FINRA Rule 5121.

1.31    “Registrable Securities” means, (i) the Common Stock issuable or issued upon conversion of the Purchased Class A Preferred Stock, Purchased Class C Preferred Stock or Purchased Class D Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, in either case acquired by the Investors directly from the Company after the date hereof pursuant to such Investors’ preemptive rights; (iii) any Common Stock issuable or issued upon conversion of Class A Preferred Stock or Class B Non-Participating Preferred Stock of the Company held by ZenCap Holdings FP, LLC as of the date hereof; (iv) the equity securities issuable or issued upon conversion of the convertible promissory notes of the Company issued pursuant to the Note Purchase Agreements; and (v) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i), (ii), (iii) and (iv) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 3.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.13 of this Agreement.

1.32    “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.33    “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Section 2.12(b) hereof.

1.34    “SEC” means the Securities and Exchange Commission.

1.35    “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.36    “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.37    “SEC Rule 405” means Rule 405 promulgated by the SEC under the Securities Act.

1.38    “SEC Rule 415” means Rule 415 promulgated by the SEC under the Securities Act.

1.39    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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1.40    “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, fees payable to the SEC and FINRA in respect of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.

1.41    “SPAC” means a publicly traded special purpose acquisition company.

1.42    “Stockholders Agreement” means that certain Seventh Amended and Restated Stockholders’ Agreement, by and among the Company and the Investors dated as of the date hereof, as amended or otherwise modified from time to time.

1.43    “WKSI” means a “well-known seasoned issuer” as defined under SEC Rule 405.

2.	Registration Rights. The Company covenants and agrees as follows:

2.1    Demand Registration.

(a)    Form S-1 Demand. If at any time after one hundred eighty (180) days after the effective date of the registration statement for the IPO or the consummation of a de-SPAC Transaction, the Company receives a request from (i) Holders of at least twenty-five percent (25%) of the Purchased Class A Stock, (ii) Holders of at least twenty-five percent (25%) of the Purchased Class C Stock and the Purchased Class D Stock, if the anticipated aggregate offering price, net of Selling Expenses, would exceed twenty five million dollars ($25,000,000), then the Company shall: (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c), 2.1(d) and 2.3.

(b)    Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders seeking to register outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least ten million dollars ($10,000,000), then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3. The Initiating Holders may request that any registration pursuant to Section 2.1(b) be made pursuant to SEC Rule 415 (a “Shelf Registration”) and (if the Company is a WKSI at the time any such request is submitted to the Company or will

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become one by the time of the filing of such Shelf Registration) that such Shelf Registration be an automatic shelf registration statement (as defined in SEC Rule 405) (an “Automatic Shelf Registration Statement”).

(c)    Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 (including, for the avoidance of doubt, Section 2.1(e)), a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than an Excluded Registration.

(d)    The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a), (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two (2) registration pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b) or 2.1(e), (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is sixty (60) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two (2) registrations pursuant to Section 2.1(b) or 2.1(e) within the twelve (12) month period immediately preceding the date of such request. In the case of a registration pursuant to Section 2.1(b), a registration shall not be counted as “effected” for purposes of this Section 2.1(c) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(c); provided, that if such withdrawal is during a period the Company has deferred taking action pursuant to Section 2.1(c), then the Initiating Holders may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Section 2.1(c). In the case of a registration pursuant to Section 2.1(e), such registration shall only be counted as “effected” for purposes of this Section 2.1(d) once the applicable Investor(s) sign the underwriting agreement relating thereto.

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(e)    Shelf Registrations.

(i)    For so long as a registration statement for a Shelf Registration (a “Shelf Registration Statement”) is and remains effective, subject to the limitations of Sections 2.1(c), 2.1(d) and 2.3, Investors having an anticipated aggregate offering price, net of Selling Expenses, of at least $10,000,000, of Registrable Securities available for sale pursuant to such registration statement (“Shelf Registrable Securities”) will have the right at any time or from time to time to request to sell pursuant to an offering (including an underwritten offering). If such Investor(s) desire to sell Registrable Securities pursuant to an underwritten offering, then such Investor(s) shall deliver to the Company a written notice (a “Shelf Offering Notice”) specifying the number of Shelf Registrable Securities that the Investor(s) desire to sell pursuant to such underwritten offering (the “Shelf Offering”). As promptly as practicable, but in no event later than five (5) Business Days after receipt of a Shelf Offering Notice, the Company will give written notice of such Shelf Offering Notice to all other Holders of Shelf Registrable Securities that have been identified as selling stockholders in such Shelf Registration Statement and are otherwise permitted to sell in such Shelf Offering, which notice shall request that each such Holder specify, within seven (7) days after the Company’s receipt of the Shelf Offering Notice, the maximum number of Shelf Registrable Securities such Holder desires to be disposed of in such Shelf Offering. The Company, subject to Section 2.3(a) and Section 2.3(b), will include in such Shelf Offering all Shelf Registrable Securities with respect to which the Company has received timely written requests for inclusion. The Company will, as expeditiously as is reasonably practical use its commercially reasonable efforts to consummate such Shelf Offering.

(ii)    If the Shelf Offering described in Section 2.1(e) is proposed to be structured as an underwritten block trade or bought deal pursuant to a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an already existing Shelf Registration Statement) (each, an “Underwritten Block Trade”), then notwithstanding the time periods set forth in Section 2.1(e)(i), such Investor may notify the Company of the Underwritten Block Trade not less than five (5) Business Days prior to the day such offering is first anticipated to commence. The Company will promptly notify other Investors of such Underwritten Block Trade and such notified Investors (each, a “Potential Participant”) may elect whether or not to participate no later than the second Business Day thereafter (i.e. three (3) Business Days prior to the day such offering is to commence) (unless a longer period is agreed to by the requesting Investors), and the Company will as expeditiously as reasonably practical use its commercially reasonable efforts to assist in the facilitation of such Underwritten Block Trade (which may close as early as two (2) Business Days after the date it commences); provided further that, notwithstanding the provisions of Section 2.1(e)(i), no Holder (other than an Investor) will be permitted to participate in an Underwritten Block Trade without the written consent of the participating Investors. Any Potential Participant’s request to participate in an Underwritten Block Trade shall be binding on the Potential Participant.

2.2    Company Registration. If the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely

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for cash (other than in an Excluded Registration, a registration relating to a demand pursuant to Section 2.1, the IPO or a de-SPAC Transaction), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.1(d) before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

2.3    Underwriting Requirements.

(a)    If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Board of Directors and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting; provided, however, that no Holder (or any of their assignees) shall be required to make any representations, warranties or indemnities except as they relate to such Holder’s ownership of shares and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution, and the liability of such Holder shall be several and not joint, and limited to an amount equal to the net proceeds from the offering received by such Holder. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(b)    In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.1(d), the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters (provided that the Holders have the right to negotiate any terms specifically related to the Holders or their Registrable Securities), and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds

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the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering. For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c)    For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4    Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that, subject to the SEC’s rules and regulations, (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of a Shelf Registration Statement, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)    prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

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(c)    furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)    use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business, to take any action which would subject it to taxation or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to taxation or service (as applicable) in such jurisdiction and except as may be required by the Securities Act;

(e)    in the event of any underwritten public offering, (i) enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering, (ii) take all such other actions as the Holders of a majority of the Registrable Securities or the underwriter(s), if any, reasonably request to expedite or facilitate the disposition of Registrable Securities (including, without limitation, participating in “road shows,” investor presentations, marketing events and other selling efforts) and (iii) cause appropriate officers as are requested by an underwriter to participate in a “road show” or similar marketing events being conducted by such underwriter with respect to an underwritten public offering;

(f)    use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)    provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration statement;

(h)    promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)    notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

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(j)    after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus;

(k)    notify each Holder of (A) the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (B) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of each registration statement filed hereunder;

(l)    notify in writing each seller of such Registrable Securities (A) promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed, (B) promptly after receipt thereof, of any request by the SEC for the amendment or supplementing of such registration statement or prospectus or for additional information, and (C) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event or of any information or circumstances as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, subject to Section 2.1(c), if required by applicable law or to the extent requested by an Investor, the Company will use its commercially reasonable efforts to promptly prepare and file a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading and (D) if at any time prior to the closing of any offering, the representations and warranties of the Company in any underwriting agreement, securities sale agreement, or other similar agreement, relating to such offering shall cease to be true and correct;

(m)    enter into and perform such customary agreements (including, as applicable, underwriting agreements in customary form) and take all such other actions as an Investor or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making available the executive officers of the Company and participating in “road shows,” investor presentations, marketing events and other selling efforts);

(n)    take all actions to ensure that any Free-Writing Prospectus utilized in connection with any registration or Shelf Offering hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(o)    permit any Holder which, in its reasonable judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to allow such Holder to provide language for insertion therein, in form and substance satisfactory to the Company, which in the reasonable judgment of such Holder and its counsel should be included;

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(p)    take reasonable steps to facilitate the removal of restrictive legends, as applicable, in accordance with the rules and requirements of the Securities Act;

(q)    if requested by any managing underwriter, include in any prospectus or prospectus supplement updated financial or business information for the Company’s most recent period or current quarterly period (including estimated results or ranges of results) if then-available to the Company and required for purposes of marketing the offering in the view of the managing underwriter;

(r)    (A) use commercially reasonable efforts in connection with the preparation and filing of applications, notices, registrations and responses to requests for additional information with FINRA, the New York Stock Exchange, Nasdaq or any other national securities exchange on which the shares of Common Stock are or are to be listed, and (B) to the extent required by the rules and regulations of FINRA, retain a Qualified Independent Underwriter acceptable to the managing underwriter;

(s)    in the case of any underwritten offering, use its commercially reasonable efforts to obtain, and deliver to the underwriter(s), in the manner and to the extent provided for in the applicable underwriting agreement, one or more comfort letters from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters;

(t)    use commercially reasonable efforts to obtain one or more legal opinions, “negative assurance letters” and officers certificates as are customary for such registration;

(u)    if at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, use its commercially reasonable efforts to refile the Shelf Registration Statement on Form S-3, if available, and keep such registration statement effective during the period during which such registration statement is required to be kept effective; and

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5    Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6    Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of

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counsel for the Company; and the reasonable fees and disbursements, not to exceed $50,000 per registration, of one counsel for the selling Holders selected by Holders of a majority of the Registrable Securities to be registered (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Sections 2.1(a), 2.1(b) or 2.1(e), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Sections 2.1(a), 2.1(b) or 2.1(e). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 (other than fees and disbursements of counsel to any Holder, other than the Selling Holder Counsel, which shall be borne solely by the Holder engaging such counsel) shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8    Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)    To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the Affiliates, partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)    To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any

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underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Section 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)    Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, only to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d)    To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim,

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damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that any matter expressly provided for or addressed by the foregoing provisions that is not expressly provided for or addressed by the underwriting agreement shall be controlled by the foregoing provisions.

(f)    Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement or any provision(s) of this Agreement.

2.9    Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)    make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO or the consummation of a de-SPAC Transaction;

(b)    use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90)

15

days after the effective date of the registration statement filed by the Company for the IPO or twelve (12) months following a de-SPAC Transaction), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) unless available on EDGAR, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) provide to such holder or prospective holder the right to include securities in any registration on a senior basis as compared to the Registrable Securities then outstanding; or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder.

2.11    “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus or prospectus supplement, as applicable, relating to the public offering by the Company of shares of its Common Stock or any other equity securities under the Securities Act pursuant to a registration statement on Form S-1 or Form S-3 or the consummation of a de-SPAC Transaction, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the IPO or de-SPAC Transaction or ninety (90) days in the case of any public offering other than the IPO, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in applicable FINRA rules, or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise, or (iii) announce any plan or intention with respect to any transaction described in clause (i) or (ii) above. The foregoing provisions of this Section 2.11 shall not apply to the establishment of a trading plan pursuant to Rule 10b5-1, provided that such plan does not permit transfers during the restricted period, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors are

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subject to the same restrictions and, solely in the case of the IPO or a de-SPAC Transaction, the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Class A Preferred Stock, Class C Preferred Stock and Class D Preferred Stock). The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.11 or that are necessary to give further effect thereto.

2.12    Restrictions on Transfer.

(a)    The Class A Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock and the Registrable Securities are subject to the restrictions on transfer set forth in the Stockholders’ Agreement and shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Class A Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. Notwithstanding the foregoing, following the IPO or de-SPAC Transaction, the Company shall not require any transferee of shares pursuant to an effective registration statement or SEC Rule 144 to be bound by the terms of this Agreement.

(b)    Each certificate, instrument, or book entry representing (i) the Class A Preferred Stock, the Class C Preferred Stock or the Class D Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.12(c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A STOCKHOLDERS’ RIGHTS AGREEMENT OR SIMILAR AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND SUCH STOCKHOLDER

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IS DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL SUCH PROVISIONS THEREIN, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP AS SET FORTH THEREIN.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.12.

(c)    The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction or following the IPO or de-SPAC Transaction, the transfer is made pursuant to SEC Rule 144, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a notice, legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that with respect to transfers under the foregoing clause (y), each transferee agrees in writing to be subject to the terms of this Section 2.12. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 2.12(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act. The Company may waive the transfer restrictions contemplated by this Section 2 with respect to any Company Competitor at any time in its sole discretion.

2.13    Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2.1 or 2.1(d) shall terminate upon the earliest to occur of:

(a)    at such time that such Holder (i) owns (together with its “affiliates” as determined under SEC Rule 144) less than five percent (5%) of the outstanding capital stock of the Company, and (ii) is permitted to sell such Registrable Securities under SEC Rule 144 (or any similar provision) without limitation on the amount of securities sold or the manner of sale;

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(b)    at such time that such Holder (i) owns (together with its “affiliates” as determined under SEC Rule 144) less than one percent (1%) of the outstanding capital stock of the Company, and (ii) is permitted to sell such Registrable Securities under SEC Rule 144 (or any similar provision);

(c)    the fifth (5th) anniversary of the IPO or de-SPAC Transaction (or such later date that is one hundred eighty (180) days following the expiration of all deferrals of the Company’s obligations pursuant to Section 2 that remain in effect as of the fifth (5th) anniversary of the consummation of the IPO or de-SPAC Transaction); and

(d)    the consummation of the transaction contemplated by the merger agreement, between the Company, Frontier Merger Sub, Inc., Frontier Merger Sub II, LLC and Gores Holdings VIII, Inc. (the “Merger Agreement”), so long as a SPAC agrees to enter into the amended and restated registration rights agreement in the form attached to the Merger Agreement.

3.	Miscellaneous.

3.1    Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is a Fund Affiliate of a Holder (other than Movendo) or is a Non-Portfolio Company Affiliate of Movendo (in each case other than a Company Competitor) or is an Affiliate of Koch (in each case other than a Company Competitor) or (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one (1) or more of such Holder’s Immediate Family Members; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall, as a condition to the applicable transfer, establish a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. The Company may waive the transfer restrictions contemplated by this Section 3 with respect to any Company Competitor at any time in its sole discretion.

3.2    Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

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3.3    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

3.4    Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5    Notices.

(a)    All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or (as to the Company) to the principal office of the Company and to the attention of the Chief Legal Officer, or in any case to such email address or address as subsequently modified by written notice given in accordance with this Section 3.5. If notice is given to the Company, a copy (which copy shall not constitute notice) shall also be sent to Kirkland & Ellis LLP, 3330 Hillview Avenue, Palo Alto, CA 94304 to the attention of [***], email: [***], and Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022, email: [***], to the attention of [***].

(b)    Consent to Electronic Notice. Each Investor consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address set forth below such Investor’s name on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each Investor agrees to promptly notify the Company of any change in such stockholder’s electronic mail address, and that failure to do so shall not affect the foregoing.

3.6    Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and each of the Investors; provided that the Company may in its sole discretion waive compliance with Section 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 2.12(c) shall be

20

deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended, modified or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, modification, termination, or waiver applies to all Investors in the same fashion. The Company shall give prompt notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination, or waiver. Any amendment, modification, termination, or waiver effected in accordance with this Section 3.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one (1) or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

3.7    Severability. In case any one (1) or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

3.8    Aggregation of Stock; Apportionment. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated Persons may apportion such rights as among themselves in any manner they deem appropriate.

3.9    De-SPAC Transaction. In the event the Company consummates a de-SPAC Transaction, it will cause the SPAC to provide comparable obligations of the Company under this Agreement, except as otherwise agreed by (x) the holders of a majority of the Class A Preferred Stock, (y) the holders of a majority of the Class C Preferred Stock and (z) the holders of a majority of the Class D Preferred Stock.

3.10    Entire Agreement. This Agreement together with the other documents and agreements referred to herein constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

3.11    Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Wilmington, Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Wilmington, Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

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WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Each party will bear its own costs in respect of any disputes arising under this Agreement. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of Wilmington, Delaware or any court of the State of Delaware having subject matter jurisdiction.

3.12    Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Registration Rights Agreement as of the date first written above.

COMPANY:

FOOTPRINT INTERNATIONAL HOLDCO, INC.

By:
Name:
Title:

SIGNATURE PAGE TO Fourth A&R REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Registration Rights Agreement as of the date first written above.

KSP Footprint Investments, LLC

By:
Name:
Title:

SIGNATURE PAGE TO Fourth A&R REGISTRATION RIGHTS AGREEMENT

Schedule A

[Intentionally Omitted].

ANNEX II

A&R Certificate of Incorporation of Parent

CONFIDENTIAL

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

GORES HOLDINGS VIII, INC.

[●], being the [●] of Gores Holdings VIII, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST:    The present name of the Corporation is Gores Holdings VIII, Inc. The Corporation was incorporated by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on September 14, 2020. The Corporation filed its Amended and Restated Certificate of Incorporation on February 24, 2021 (as amended and restated, the “Certificate of Incorporation”).

SECOND:    The Board of Directors of the Corporation, pursuant to a unanimous written consent, adopted resolutions authorizing the Corporation to amend, integrate and restate the Certificate of Incorporation of the Corporation in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (the “Restated Certificate”).

THIRD:    The Restated Certificate restates and integrates and further amends the Certificate of Incorporation.

FOURTH:    The Restated Certificate was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the written consent of its stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware.

*    *    *    *    *

IN WITNESS WHEREOF, Gores Holdings VIII, Inc. has caused this Second Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on this [●] day of [●], 2022.

GORES HOLDINGS VIII, INC.

By:
Name:
Title:

2

Exhibit A

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

FOOTPRINT INTERNATIONAL, INC.

ARTICLE I

NAME

Section 1.1    Name. The name of the Corporation is Footprint International, Inc. (the “Corporation”).

ARTICLE II

REGISTERED AGENT

Section 2.1    Address. The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

Section 3.1    Purpose. The nature and purpose of the business of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

CAPITALIZATION

Section 4.1    Authorized Capital Stock; Rights and Options.

(a)    The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 480,000,000 shares, consisting of: (i) 40,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”) and (ii) 440,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), including (A) 400,000,000 shares of Class A Common Stock (the “Class A Common Stock”) and (B) 40,000,000 shares of Class F Common Stock (the “Class F Common Stock”). The Preferred Stock and the Common Stock shall have the designations, rights, powers and preferences and the qualifications, restrictions and limitations thereof, if any, set forth below.

(b)    The number of authorized shares of any of the Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares of such class or series then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no separate class vote of the holders of any of the Preferred Stock or Common Stock shall be required therefor, except as otherwise expressly provided in this Second Amended and Restated Certificate of Incorporation (as it may be amended, the “Restated Certificate”) (including pursuant to any certificate of designation relating to any series of Preferred Stock).

(c)    Following the filing of this Restated Certificate with the Secretary of State of the State of Delaware and immediately prior to the Corporation’s consummation of any business combination, each share of Class F Common Stock outstanding immediately prior to the filing of this Restated Certificate shall automatically be converted into one share of Class A Common Stock without any action on the part of any Person (as defined below), including the Corporation, and concurrently with such conversion, the number of authorized shares of Class F Common Stock shall be reduced to zero. It is intended that the conversion of Class F Common Stock into Class A Common Stock will be treated as a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

(d)    The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board of Directors of the Corporation (the “Board”). The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options. Notwithstanding the foregoing, the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of capital stock a number of shares of the class of capital stock issuable pursuant to any such rights, warrants and options outstanding from time to time.

Section 4.2    Preferred Stock. The Board is authorized, subject to limitations prescribed by law, to provide, by resolution or resolutions for the issuance of shares of Preferred Stock in one or more series, and with respect to each series, to establish the number of shares to be included in each such series, and to fix the voting powers (if any), designations, powers, preferences, and relative, participating, optional or other special rights, if any, of the shares of each such series, and any qualifications, limitations or restrictions thereof. The powers (including voting powers), preferences, and relative, participating, optional and other special rights of each series of Preferred Stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the approval of the Board and by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors, without the separate vote of the holders of the Preferred Stock as a class, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Section 4.3    Common Stock. The powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions of the Common Stock are as follows:

(a)    Voting Rights.

(i)    Except as otherwise expressly provided in this Restated Certificate or as provided by law, each holder of record of Common Stock, as such, shall be entitled to one (1) vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, including the election or removal of directors, or holders of Common Stock as a separate class are entitled to vote.

(ii)    Except as otherwise expressly provided in this Restated Certificate or required by applicable law, the holders of Common Stock having the right to vote in respect of such Common Stock shall vote together as a single class (or, if the holders of one or more series of Preferred Stock are entitled to vote together with the holders of Common

Stock having the right to vote in respect of such Common Stock, as a single class with the holders of such other series of Preferred Stock) on all matters submitted to a vote of the stockholders having voting rights generally.

(iii)    Notwithstanding the foregoing provisions of this Section 4.3(a), to the fullest extent permitted by law, holders of Common Stock, as such, shall have no voting power under this Restated Certificate with respect to, and shall not be entitled to vote on, any amendment to this Restated Certificate (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon under this Restated Certificate (including any certificate of designation relating to any series of Preferred Stock) or under the DGCL. The foregoing provisions of this clause (iii) shall not limit any voting power granted to holders of Common Stock or any class thereof in the terms of such Preferred Stock.

(b)    Dividends and Distributions.

(i)    Common Stock. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any other class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends and other distributions in cash, stock of the Corporation or property of the Corporation, each share of Common Stock shall be entitled to receive, Ratably (as defined below) with other Participating Shares, such dividends and other distributions as may from time to time be declared by the Board in its discretion out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine.

(ii)    Notwithstanding anything to the contrary in the preceding clause (i), dividends may be declared on any one class of Common Stock payable in additional shares of such class if, substantially concurrently therewith, like dividends are declared on each other class of Common Stock payable in additional shares of such other the same rate per share.

(c)    Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the Corporation’s debts and any other payments required by law and amounts payable upon outstanding shares of Preferred Stock ranking senior to the shares of Common Stock upon such dissolution, liquidation or winding up, if any, the remaining net assets of the Corporation shall be distributed to the holders of shares of Common Stock and the holders of shares of any other class or series ranking equally with the shares of Common Stock upon such dissolution, liquidation or winding up, equally on a per share basis. Subject to the rights of the holders of Preferred Stock then outstanding and the other provisions of this Restated Certificate, a merger or consolidation of the Corporation with or into any other corporation or other entity, or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to its stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Section 4.3(c).

(d)    Splits. If the Corporation at any time combines or subdivides (by any stock split, stock dividend, recapitalization, reorganization, merger, amendment of this Restated Certificate, scheme, arrangement or otherwise) the number of shares of any class or series of Common Stock into a greater or lesser number of shares, the shares of each other class or series shall be proportionately similarly combined or subdivided. Any adjustment described in this Section 4.3(d) shall become effective at the close of business on the date the combination or subdivision becomes effective.

(e)    No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

ARTICLE V

BYLAWS

Subject to the rights of holders of any series of Preferred Stock then outstanding, in furtherance and not in limitation of the powers conferred by law, the Bylaws of the Corporation (as amended and/or restated, the “Bylaws”) may be amended, altered or repealed and new bylaws made by (a) the Board or (b) in addition to any vote of the holders of any class or series of capital stock of the Corporation required herein (including any certificate of designation relating to any series of Preferred Stock), the Bylaws or applicable law, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2⁄3%) of the voting power of the then outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors (“Voting Stock”), voting together as a single class.

ARTICLE VI

BOARD OF DIRECTORS

Section 6.1    Board of Directors.

(a)    Board Powers. Except as otherwise provided in this Restated Certificate or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

(b)    Number, Election and Term.

(i)    Subject to any rights of the holders of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances or otherwise, the number of directors which shall constitute the Board shall initially be [●] ([●]) and, thereafter, shall be fixed from time to time exclusively by resolution of the Board.

(ii)    The directors of the Corporation, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three (3) classes, as nearly equal in number as possible, designated Class I, Class II and Class III.

(iii)    Subject to the rights of the holders of any series of Preferred Stock then outstanding, the directors shall be elected by a plurality of the votes cast. The term of office of the initial Class I directors shall expire at the first annual meeting of stockholders following the Effective Date (as defined below), the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders after the Effective Date and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of the stockholders after the Effective Date. For the purposes hereof, the Board may assign directors already in office to Class I, Class II and Class III. At each annual meeting of stockholders after the Effective Date, directors elected to replace those of a class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting after their election and until their respective successors shall have been duly elected and qualified. Each such director shall hold office until the annual meeting of stockholders for the year in which such director’s term expires and a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Nothing in this Restated Certificate shall preclude a director from serving consecutive terms. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

(iv)    Directors of the Corporation need not be elected by written ballot, unless the Bylaws shall so provide.

Section 6.2    Newly-Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, disqualification, removal from office or any other cause may be filled only by resolution of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and may not be filled in any other manner. A director elected or appointed to fill a vacancy shall serve for the unexpired term of his or her predecessor in office and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. A director elected or appointed to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been elected or appointed and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 6.3    Resignation and Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding and notwithstanding any other provision of this Restated Certificate, directors may only be removed for cause and only upon the affirmative vote of stockholders representing at least sixty-six and two-thirds percent (66 2⁄3%) of the voting power of the then outstanding shares of Voting Stock. Any director may resign at any time upon notice in writing or by electronic transmission to the Corporation.

Section 6.4    Preferred Stock Directors. Notwithstanding the provisions of this Article VI, whenever the holders of one or more series of Preferred Stock shall have the right, voting separately or together by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be subject to the rights of such series of Preferred Stock. During any period when the holders of any series of Preferred Stock, voting separately as a series or together with one or more series, have the right to elect additional directors, then upon commencement and for the duration of the period during which such right continues: (a) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions; and (b) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, disqualification or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

Section 6.5    Quorum. A quorum for the transaction of business by the directors shall be set forth in the Bylaws.

Section 6.6    Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

ARTICLE VII

CONSENT OF STOCKHOLDERS IN LIEU OF MEETING; ANNUAL AND SPECIAL

MEETINGS OF STOCKHOLDERS

Section 7.1    Consent of Stockholders in Lieu of Meeting. Any action required or permitted to be taken by the Corporation’s stockholders may be taken only at a duly called annual or special meeting of the Corporation’s stockholders and the power of stockholders to act by consent without a meeting is specifically denied; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided in the resolutions creating such series of Preferred Stock.

Section 7.2    Special Meetings of Stockholders. Subject to the rights of the holders of any series of Preferred Stock then outstanding and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by or at the direction of the Board or the Chairman of the Board pursuant to a written resolution adopted by the affirmative vote of the majority of the total number of directors that the Corporation would have if there were no vacancies

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1    Limited Liability of Directors. To the fullest extent permitted by law, no director of the Corporation will have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Neither the amendment nor the repeal of this Article VIII shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing prior to such amendment or repeal.

Section 8.2    Indemnification and Advancement of Expenses.

(a)    To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each Person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation to procure a judgment in its favor (for purposes of this Section 8.2, a “Proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, member, manager, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees and disbursements, judgments, fines, Employee Retirement Income Security Act of 1974 excise taxes, damages, claims and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such Proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending or otherwise participating in any Proceeding in advance of its final disposition. Notwithstanding the foregoing, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for Proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board.

(b)    The rights to indemnification and advancement of expenses conferred on any Indemnitee by this Section 8.2 shall not be exclusive of any other rights that any Indemnitee may have or hereafter acquire under law, this Restated Certificate, the Bylaws, insurance, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c)    Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any Proceeding (regardless of when such Proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d)    This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to Persons other than Indemnitees.

(e)    The Corporation shall purchase and maintain insurance (or be named insured on the insurance policy of an Affiliate), on behalf of the Indemnitees and such other Persons as the Board shall determine, in its sole discretion, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with such Person’s activities on behalf of the Corporation, regardless of whether the Corporation would have the power to indemnify such Person against such liability under the provisions of this Restated Certificate.

ARTICLE IX

CORPORATE OPPORTUNITIES

Except with respect to any corporate opportunity expressly offered or presented to any Indemnitee solely in his or her capacity as a director or officer of, through his or her service to, or pursuant to a contract with, the Corporation and its subsidiaries (an “Excluded Opportunity”), to the fullest extent permitted by applicable law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to such Indemnitee in circumstances where the application of any such doctrine to a corporate opportunity would conflict with any fiduciary duties or contractual obligations he or she may have as of the date of this Restated Certificate or in the future. Nothing in this Restated Certificate, including (without limitation) the foregoing sentence, shall be deemed to supersede any other agreement to which an Indemnitee may be a party or the rights of any other party thereto restricting such Indemnitee’s ability to have certain business interests or engage in certain business activities or ventures. To the fullest extent permitted by applicable law, but subject to the immediately preceding sentence, the Corporation hereby waives and renounces any interest or expectancy that any such Indemnitee shall offer any such corporate opportunity of which he or she may become aware to the Corporation (except to the extent such corporate opportunity is an Excluded Opportunity).

To the fullest extent permitted by applicable law, but without limiting any separate agreement to which an Indemnitee may be party with the Corporation or any of its subsidiaries, and except with respect to any Excluded Opportunities, (a) such Indemnitee shall not have any fiduciary duty to refrain from the engagement in competitive activities in accordance with the provisions of this Article IX, (b) it shall not be a breach of any Indemnitee’s duties or any other obligation of any type whatsoever of any Indemnitee if an Indemnitee engages in, or directs to another Person, any such business interests or activities in preference to or to the exclusion of the Corporation or any of its subsidiaries, and (c) no Indemnitee shall be liable to the Corporation, any stockholder of the Corporation or any other Person who acquires an interest in the stock of the Corporation, by reason of the fact that such Indemnitee pursues or acquires a business opportunity that is not an Excluded Opportunity for itself, directs such opportunity to another Person, or does not communicate such opportunity or information to the Corporation or any of its subsidiaries.

In addition to and without limiting the foregoing provisions of this Article IX, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation or any of its subsidiaries if it is a business opportunity that (i) the Corporation and its subsidiaries are neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the business of the Corporation and its subsidiaries or is of no practical advantage to the Corporation and its subsidiaries, (iii) is one in which the Corporation and its subsidiaries have no interest or reasonable expectancy, or (iv) is one presented to any account for the benefit of an Indemnitee or an Affiliate of Indemnitee (other than the Corporation or any of its subsidiaries) over which such Indemnitee has no direct or indirect influence or control, including, but not limited to, a blind trust.

For avoidance of doubt, the foregoing paragraphs of this Article IX are intended to renounce with respect to the Indemnitees, to the fullest extent permitted by Section 122(17) of the DGCL, any interest or expectancy of the Corporation or any of its subsidiaries in, or in being offered an opportunity to participate in, any business opportunities that are not Excluded Opportunities, and this Article IX shall be construed to effect such renunciation to the fullest extent permitted by the DGCL.

Any Indemnitee may, directly or indirectly, (A) acquire stock of the Corporation, and options, rights, warrants and appreciation rights relating to stock of the Corporation and (B) except as otherwise expressly provided in this Restated Certificate, exercise all rights of a stockholder of the Corporation relating to such stock, options, rights, warrants and appreciation rights.

Notwithstanding anything to the contrary elsewhere contained in this Restated Certificate, subject to the rights of the holders of any series of Preferred Stock then outstanding, and in addition to any vote required by applicable law, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article IX; provided however, that, to the fullest extent permitted by law, neither the alteration, amendment or repeal of this Article IX nor the adoption of any provision of this Restated Certificate inconsistent with this Article IX shall apply to or have any effect on the liability or alleged liability of any Indemnitee for or with respect to any activities or opportunities which such Indemnitee becomes aware prior to such alteration, amendment, repeal or adoption.

To the fullest extent permitted by applicable law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX.

ARTICLE X

SEVERABILITY

If any provision or provisions of this Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Restated Certificate (including, without limitation, each portion of any paragraph of this Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby.

ARTICLE XI

EXCLUSIVE FORUM

Unless this Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the United States District Court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, the Restated Certificate or the Bylaws or (d) any action asserting a claim governed by the internal affairs doctrine; provided, that for the avoidance of doubt, this provision, including for any “derivative action”, will not apply to suits to enforce a duty or liability created by the Securities Act of 1933, the Securities Exchange Act of 1934 or any other claim for which the federal courts have exclusive jurisdiction. The federal district courts of the United States shall be the exclusive forum for resolutions of any complaint asserting a cause of action arising under the Securities Act of 1933. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

ARTICLE XII

AMENDMENTS

Subject to the rights of holders of any series of Preferred Stock then outstanding, and in addition to any other vote required by law or this Restated Certificate, no provision of Article VII, Article XI or this Article XII of this Restated Certificate may be altered, amended or repealed in any respect, nor may any provision of this Restated Certificate or the Bylaws inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of holders of at least sixty-six and two-thirds percent (66 2⁄3%) of the voting power of all outstanding shares of Voting Stock, voting together as a single class.

ARTICLE XIII

DEFINITIONS

Section 13.1    Definitions. As used in this Restated Certificate, the following terms have the following meanings, unless clearly indicated to the contrary:

(a)    “Affiliate” means, with respect to any Person, any other Person controlled by, controlling or under common control with such Person; where “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

(b)    “Effective Date” means the date of the filing and effectiveness of this Restated Certificate with the Secretary of State of the State of Delaware.

(c)    “Participating Shares” means shares of any other class or series of Common Stock or Preferred Stock to the extent that, in accordance with the terms thereof, such shares are entitled to participate with Common Stock in, as applicable, (i) dividends or distributions paid by the Corporation, or (ii) any liquidation, dissolution or winding up of the Corporation.

(d)    “Person” means an individual, a sole proprietorship, a corporation, a partnership, limited liability company, a limited partnership, a joint venture, an association, a trust, or any other entity or organization, including a government or a political subdivision, agency or instrumentality thereof.

(e)    “Ratably” means, with respect to Participating Shares (determined pursuant to the definition of “Participating Shares”, as of the applicable time), on a per share basis. If, after the Effective Date, other terms are approved by the Corporation with respect to participation of any class or series of capital stock in residual distributions of the Corporation and are set forth in this Restated Certificate or any certificate of designation with respect to Preferred Stock, “Ratably” shall automatically be adjusted to take account of such other terms.

ANNEX III

A&R Bylaws of Parent

Final Form

AMENDED AND RESTATED BYLAWS

OF

FOOTPRINT INTERNATIONAL, INC.

A Delaware corporation

(Adopted as of [●], 2022)

ARTICLE I

OFFICES

Section 1.1    Offices. Footprint International, Inc. (the “Corporation”) may have an office or offices other than its registered office at such place or places, either within or outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require. The registered office of the Corporation in the State of Delaware shall be as stated in the Corporation’s certificate of incorporation as then in effect (the “Certificate of Incorporation”).

ARTICLE II

STOCKHOLDERS

Section 2.1    Annual Meetings. The annual meeting of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other business as may properly be brought before such meeting shall be held on such date, and at such time and place, if any, within or without the State of Delaware, or by means of remote communications, including by webcast, pursuant to Section 2.12(c)(ii), as may be designated from time to time by the Board. The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled.

Section 2.2    Special Meetings. Except as otherwise required by the General Corporation Law of the State of Delaware (the “DGCL”) or required or permitted by the Certificate of Incorporation, and subject to the rights of the holders of any class or series of Preferred Stock (as defined in the Certificate of Incorporation), if any, special meetings of the stockholders of the Corporation may be called only by or at the direction of the Board, the Chairman of the Board or the Chief Executive Officer. Special meetings may be held either at a place, within or without the State of Delaware, or by means of remote communications, including by webcast, pursuant to Section 2.12(c)(ii), as the Board may determine. The Board may postpone, reschedule or cancel any special meeting of stockholders previously scheduled.

Section 2.3    Notice of Meetings. Except as otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, notice of the date, time, place (if any), the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes of the meeting of stockholders shall be given not more than 60, nor less than ten, days previous thereto (unless a different time is specified by applicable law), to each stockholder entitled to vote at the meeting as of the record date for determining stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notices of meetings otherwise may be given effectively to stockholders, any such notice may be given by electronic transmission in the manner provided in Section 232 of the DGCL. Whenever notice is required to be given under any provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the stockholder entitled to notice, or a waiver by electronic transmission given by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders of the Corporation need be specified in any waiver of notice of such meeting. Attendance of a stockholder of the Corporation at a meeting of such stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and does not further participate in the meeting.

Section 2.4    Quorum; Adjournments. The holders of a majority in voting power of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided herein, by applicable law or by the Certificate of Incorporation; but if at any meeting of stockholders there shall be less than a quorum present, the chairman of the meeting or, by a majority in voting power thereof, the stockholders present (either in person or by proxy) may, to the extent permitted by law, adjourn the meeting from time to time without further notice, other than announcement at the meeting of the date, time and place, if any, and the means of remote communication, if any, by which stockholders may be deemed present in person and vote at such adjourned meeting, until a quorum shall be present or represented. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required, a majority in voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. At any adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the original meeting. Notice need not be given of any adjourned meeting if the time, date and place, if any, and the means of remote communication, if any, by which stockholders may be deemed present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 60 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting.

Section 2.5    Organization of Meetings. The Chairman of the Board, or in the absence of the Chairman of the Board, or at the Chairman of the Board’s discretion, the Chief Executive Officer, or in the Chief Executive Officer’s absence or at the Chief Executive Officer’s discretion, any officer of the Corporation, shall call all meetings of the stockholders to order and shall act as chairman of any such meetings. The Secretary of the Corporation or, in such officer’s absence, an Assistant Secretary of the Corporation, shall act as secretary of the meeting. If neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Unless otherwise determined by the Board prior to the meeting, the chairman of the meeting shall determine the order of business and shall have the authority in his or her discretion to regulate the conduct of any such meeting, including, without limitation, convening the meeting and adjourning the meeting (whether or not a quorum is present), announcing the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote, imposing restrictions on the persons (other than stockholders of record of the Corporation or their duly appointed proxies) who may attend any such meeting, establishing procedures for the transaction of business at such meeting (including the dismissal of business not properly presented), maintaining order at the meeting and safety of those present, restricting entry to such meeting after the time fixed for commencement thereof and limiting the circumstances in which any person may make a statement or ask questions at any meeting of stockholders. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.6    Proxies.

(a)    At all meetings of stockholders, any stockholder entitled to vote thereat shall be entitled to vote in person or by proxy, subject to applicable law. Without limiting the manner in which a stockholder may authorize another person or persons to act for the stockholder as proxy pursuant to the DGCL, the following shall constitute a valid means by which a stockholder may grant such authority: (i) a stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy, and execution of the writing may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; or (ii) a stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing by means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period; provided, that any such means of electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. If it is determined that such electronic transmissions are valid, the inspector or inspectors of stockholder votes or, if there are no such inspectors, such other persons making that determination shall specify the information upon which they relied.

(b)    A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

(c)    Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the preceding paragraphs of this Section 2.6 (including any electronic transmission) may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(d)    Proxies shall be filed with the secretary of the meeting prior to or at the commencement of the meeting to which they relate.

Section 2.7    Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Certificate of Incorporation, these Bylaws or the DGCL a different vote is required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required and a quorum is present, the affirmative vote of a majority of the votes cast by shares of such class or series or classes or series and entitled to vote on the subject matter shall be the act of such class or series or classes or series, unless the question is one upon which by express provision of the Certificate of Incorporation, these Bylaws or the DGCL a different vote is required, in which case such express provision shall govern and control the decision of such question. Voting at meetings of stockholders need not be by written ballot.

Section 2.8    Fixing Record Date.

(a)    In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by applicable law, not be more than 60 nor less than ten days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change or conversion or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(c)    Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board, (i) when no prior action of the Board is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board is required by law, the record date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 2.9    Consents in Lieu of Meeting. At any time when action by one or more classes or series of stockholders of the Corporation is permitted to be taken by written consent pursuant to the terms and limitations set forth in the Certificate of Incorporation, the provisions of this section shall apply. All consents properly delivered in accordance with the Certificate of Incorporation and the DGCL shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the Corporation as required by the DGCL, written consents signed by the holders of a sufficient number of shares to take such corporate action are so delivered to the Corporation in accordance with the applicable provisions of the DGCL. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided in the applicable provisions of the DGCL. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand, by certified or registered mail, return receipt requested, or by electronic transmission. If no record date has been fixed by the Board and prior action by the Board is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 2.10    List of Stockholders Entitled to Vote. The Corporation shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (a) on a reasonably accessible electronic network; provided, that the information required to gain access to such list is provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 2.11    Inspectors. The Board, in advance of all meetings of the stockholders, may, and shall if required by applicable law, appoint one or more inspectors of stockholder votes, who may be employees or agents of the Corporation or stockholders or their proxies, but who shall not be directors of the Corporation or candidates for election as directors. In the event that one or more inspectors of stockholder votes previously designated by the Board fails to appear or act at the meeting of stockholders, the chairman of the meeting may appoint one or more inspectors of stockholder votes to fill such vacancy or vacancies. Inspectors of stockholder votes appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall take and sign an oath to faithfully execute the duties of inspector of stockholder votes with strict impartiality and according to the best of their ability and the oath so taken shall be subscribed by them. The inspector or inspectors so appointed or designated shall (a) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (b) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by applicable law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law.

Section 2.12    Conduct of Meetings

(a)    Annual Meetings of Stockholders.

(i)    Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 2.3, (B) by or at the direction of the Board or any authorized committee thereof or (C) by any stockholder of the Corporation who is entitled to vote on such election or such other business at the meeting, who has complied with the notice procedures set forth in subparagraphs (ii) and (iii) of this Section 2.12(a) and who was a stockholder of record at the time such notice was delivered to the Secretary of the Corporation.

(ii)    For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of Section 2.12(a)(i), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation (even if such matter is already the subject of any notice to the stockholders or a public announcement from the Board), and, in the case of business other than nominations of persons for election to the Board, such other business must be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is scheduled for more than 30 days before, or more than 70 days following, such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not later than the tenth day following the day on which public announcement of the date of such meeting is first made. For purposes of the application of Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor provision), the date for notice specified in this Section 2.12(a)(ii) shall be the earlier of the date calculated as hereinbefore provided or the date specified in paragraph (c)(1) of Rule 14a-4. For purposes of the first annual meeting of stockholders following the adoption of these Bylaws, the date of the preceding year’s annual meeting shall be deemed to be [•], 2021 of the preceding calendar year. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Bylaws. Notwithstanding anything in this Section 2.12(a)(ii) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least 100 calendar days prior to the first anniversary of the preceding year’s annual meeting of stockholders, then a stockholder’s notice required by this Section 2.12 shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary of the Corporation not later than the close of business on the tenth calendar day following the day on which such public announcement is first made by the Corporation.

(iii)    Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), if any, on whose behalf the proposal is made; (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (I) the name and address of such stockholder, as they appear on the Corporation’s books and records, and of such beneficial owner, (II) the class or series and number of shares of capital stock of the Corporation which are owned directly or indirectly, beneficially and of record by such stockholder and such beneficial owner, (III) a representation that the stockholder (aa) is a holder of record of the stock of the Corporation at the time of the giving of the notice, (bb) will be entitled to vote at such meeting and (cc) will appear in person or by proxy at the meeting to propose such business or nomination, (IV) a representation as to whether the stockholder or the beneficial owner, if any, will be or is part of a group which will (aa) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (bb) otherwise solicit proxies or votes from stockholders in support of such proposal or nomination, (V) a certification regarding whether such stockholder and beneficial owner, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and/or beneficial owner’s acquisition of shares of capital stock or other securities of the Corporation and/or the stockholder’s and/or beneficial owner’s acts or omissions as a stockholder of the Corporation and (VI) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (D) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “proponent persons”); and (E) a description of any agreement, arrangement or understanding (including without limitation any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) the intent or effect of which may be (I) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (II) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (III) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation. A stockholder providing notice of a proposed nomination for election to the Board or other business proposed to be brought before a meeting (whether given pursuant to this Section 2.12(a)(iii) or Section 2.12(b)) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting and as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof; provided, that if the record date for determining the stockholders entitled to vote at the meeting is less than 15 days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update or supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of 15 days prior to the meeting or any adjournment or postponement thereof) and not later than five days after the record date for determining the stockholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than 15 days prior the date of the meeting or any adjournment or postponement thereof). The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules.

(A)    The foregoing notice requirements of this Section 2.12(a)(iii) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. Nothing in this Section 2.12(a)(iii) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(iv)    Notwithstanding anything in the second sentence of Section 2.12(a)(iii)(A) to the contrary, in the event that the number of directors to be elected to the Board is increased, effective after the time period for which nominations would otherwise be due under Section 2.12(a)(ii), and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which a public announcement of such increase is first made by the Corporation.

(b)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2.3. At any time that the stockholders are not prohibited from filling vacancies or newly created directorships on the Board, nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board or a committee thereof or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote on such election at the meeting, who has complied with the notice procedures set forth in this Section 2.12 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting if the stockholder’s notice as required by Section 2.12(a)(ii) is delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

(c)    General.

(i)    (A) Only persons who are nominated in accordance with the procedures set forth in this Section 2.12 shall be eligible to be elected to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.12. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.12 and, if any proposed nomination or business is not in compliance with this Section 2.12, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

(B)    Notwithstanding the foregoing provisions of this Section 2.12, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.12, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(ii)    If authorized by the Board in its sole discretion, and subject to such rules, regulations and procedures as the Board may adopt, stockholders of the Corporation and proxyholders not physically present at a meeting of stockholders of the Corporation may, by means of remote communication participate in a meeting of stockholders of the Corporation and be deemed present in person and vote at a meeting of stockholders of the Corporation whether such meeting is to be held at a designated place or solely by means of remote communication; provided, however, that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder of the Corporation or proxyholder; (B) the Corporation shall implement reasonable measures to provide such stockholders of the Corporation and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders of the Corporation, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (C) if any stockholder of the Corporation or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

(iii)    For purposes of this Section 2.12, “public announcement” shall mean disclosure of the information to the public in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or otherwise disseminated in a manner constituting “public disclosure” under Regulation FD promulgated by the Securities and Exchange Commission.

(iv)    No adjournment or postponement or notice of adjournment or postponement of any meeting shall be deemed to constitute a new notice (or extend any notice time period) of such meeting for purposes of this Section 2.12, and in order for any notification required to be delivered by a stockholder pursuant to this Section 2.12 to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

(v)    Notwithstanding the foregoing provisions of this Section 2.12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12; provided, however, that, to the fullest extent permitted by applicable law, any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.12 (including clause (C) of Section 2.12(a)(i) and Section 2.12(b) hereof), and compliance with clause (C) of Section 2.12(a)(i) and Section 2.12(b) shall be the exclusive means for a stockholder to make nominations or submit other business. Nothing in this Section 2.12 shall apply to the right, if any, of the holders of any series of Preferred Stock, if any, to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1    Number; Chairman of the Board; Election; Quorum; Voting. The Board shall consist, subject to the Certificate of Incorporation or any certificate of designation with respect to any series of Preferred Stock, of such number of directors as shall from time to time be fixed exclusively by resolution adopted by the Board. The Board may elect a Chairman of the Board. The Chairman of the Board must be a director and may be an officer of the Corporation. Subject to the provisions of these Bylaws and the direction of the Board, he or she shall perform all duties and have all powers which are commonly incident to the position of Chairman of the Board or which are delegated to him or her by the Board, preside at all meetings of the stockholders and Board at which he or she is present and have such powers and perform such duties as the Board may from time to time prescribe. If the Chairman of the Board is not present at a meeting of the Board, the Chief Executive Officer (if the Chief Executive Officer is a director and is not also the Chairman of the Board) shall preside at such meeting, and, if the Chief Executive Officer is not present at such meeting, a majority of the directors present at such meeting shall elect one of the directors present at the meeting to so preside. Directors shall (except as hereinafter provided for the filling of vacancies and newly created directorships, and except as otherwise expressly provided in the Certificate of Incorporation) be elected by the holders of a plurality of the votes cast by the holders of shares present in person or represented by proxy at the meeting and entitled to vote on the election of such directors in accordance with the terms of the Certificate of Incorporation. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business. Except as otherwise provided by law, these Bylaws or by the Certificate of Incorporation, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. Directors need not be stockholders.

Section 3.2    Resignation; Removal. Any director may resign at any time upon notice given in writing or by electronic transmission to the Board, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. The resignation shall take effect at the time or the happening of any event specified therein, and if no time or event is specified, at the time of its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation. Directors of the Corporation may be removed in the manner provided in the Certificate of Incorporation and applicable law.

Section 3.3    Vacancies. Subject to the Certificate of Incorporation, unless otherwise required by the DGCL or Section 3.5, any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board (whether by death, resignation, removal (including pursuant to the terms of the Certificate of Incorporation), retirement, disqualification or otherwise) shall be filled only by a majority of the directors then in office, although less than a quorum, by any authorized committee of the Board or by a sole remaining director.

Section 3.4    Meetings of the Board. Meetings of the Board shall be held at such place, if any, within or without the State of Delaware as may from time to time be fixed by resolution of the Board or as may be specified in the notice of any meeting. Regular meetings of the Board shall be held at such times as may from time to time be fixed by resolution of the Board and special meetings may be held at any time upon the call of the Chairman of the Board, the Chief Executive Officer, or by a majority of the total number of directors then in office, by written notice, including facsimile, e-mail or other means of electronic transmission, duly served on or sent and delivered to each director in accordance with Section 11.2. Notice of each special meeting of the Board shall be given, as provided in Section 11.2, to each director: (a) at least 24 hours before the meeting, if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (b) at least two days before the meeting, if such notice is sent by a nationally recognized overnight delivery service; and (c) at least five days before the meeting, if such notice is sent through the United States mail. If the Secretary of the Corporation shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. The notice of any regular meeting need not specify the purposes thereof, but notice of any special meeting shall specify the purposes thereof. A meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place, if any, at which such meeting is held. Notice need not be given of regular meetings of the Board held at times fixed by resolution of the Board. Notice of any meeting need not be given to any director who shall attend such meeting (except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened), or who shall waive notice thereof, before or after such meeting, in writing (including by electronic transmission).

Section 3.5    Preferred Stock Directors. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation, if any, shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, and other features of such directorships shall be governed by the terms of the Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) applicable thereto. The number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the total number of directors fixed by the Board pursuant to the Certificate of Incorporation and these Bylaws. Except as otherwise expressly provided in the terms of such series, the number of directors that may be so elected by the holders of any such series of stock shall be elected for terms expiring at the next annual meeting of stockholders, and vacancies among directors so elected by the separate vote of the holders of any such series of Preferred Stock shall be filled by the affirmative vote of a majority of the remaining directors elected by such series, or, if there are no such remaining directors, by the holders of such series in the same manner in which such series initially elected a director.

Section 3.6    Committees. The Board may from time to time establish one or more committees of the Board to serve at the pleasure of the Board (including, but not limited to, an Audit Committee,a Compensation Committee and a Nominating and Corporate Governance Committee), which shall be comprised of such members of the Board, and have such duties and be vested with such powers as the Board shall from time to time determine. Any director may belong to any number of committees of the Board. Subject to the Certificate of Incorporation, the Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Subject to the Certificate of Incorporation, unless otherwise provided in the Certificate of Incorporation, these Bylaws or the resolution of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and may delegate to a subcommittee any or all of the powers and authority of the committee. Any such committee, to the extent provided in the resolution of the Board establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any Bylaw of the Corporation. Each committee of the Board may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum; and all matters shall be determined by a majority affirmative vote of the members present at a meeting of the committee at which a quorum is present. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

Section 3.7    Consent in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing (including by electronic transmission), and the writing or writings (including any electronic transmission or transmissions) are filed with the minutes of proceedings of the Board.

Section 3.8    Remote Meetings. The members of the Board or any committee thereof may participate in a meeting of such Board or committee, as the case may be, by means of remote communications, including by webcast, conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.8 shall constitute presence in person at such a meeting.

Section 3.9    Compensation. The Board may establish policies for the compensation of directors and for the reimbursement of the expenses of directors, in each case, in connection with services provided by directors to the Corporation.

Section 3.10    Reliance on Books and Records. A member of the Board, or a member of any committee designated by the Board shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE IV

OFFICERS

Section 4.1    Officers. The Board shall elect officers of the Corporation, including a Chief Executive Officer and a Secretary. The Board may also from time to time elect such other officers as it may deem proper or may delegate to any elected officer of the Corporation the power to appoint and remove any such other officers and to prescribe their respective terms of office, authorities and duties. Any President or Vice President may be designated Executive, Senior or Corporate, or may be given such other designation or combination of designations as the Board or the Chief Executive Officer may determine. Any two or more offices may be held by the same person. The Board may also elect or appoint a Chairman of the Board, who may or may not also be an officer of the Corporation. The Board may elect or appoint co-Chairmen of the Board, or co-Chief Executive Officers and, in such case, references in these Bylaws to the Chairman of the Board, or the Chief Executive Officer shall refer to either such co-Chairman of the Board, co-President or co-Chief Executive Officer, as the case may be.

Section 4.2    Term; Removal. All officers of the Corporation elected by the Board shall hold office for such terms as may be determined by the Board or, except with respect to his or her own office, the Chief Executive Officer, or until their respective successors are chosen and qualified or until his or her earlier resignation or removal. Any officer may be removed from office at any time either with or without cause by the Board, or, in the case of appointed officers, by the Chief Executive Officer or any elected officer upon whom such power of removal shall have been conferred by the Board.

Section 4.3    Powers. Each of the officers of the Corporation elected by the Board or appointed by an officer in accordance with these Bylaws shall have the powers and duties prescribed by applicable law, by these Bylaws or by the Board and, in the case of appointed officers, the powers and duties prescribed by the appointing officer, and, unless otherwise prescribed by these Bylaws or by the Board or such appointing officer, shall have such further powers and duties as ordinarily pertain to that office.

Section 4.4    Delegation. Unless otherwise provided in these Bylaws, in the absence or disability of any officer of the Corporation, the Board or the Chief Executive Officer may, during such period, delegate such officer’s powers and duties to any other officer or to any director and the person to whom such powers and duties are delegated shall, for the time being, hold such office. No delegation to officers of the Corporation or any committee of the Board shall limit, amend or waive any delegation by the Board to the Nominating and Corporate Governance Committee of the Corporation.

ARTICLE V

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 5.1    Right to Indemnification and Advancement. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, manager, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”) and any other penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 5.2 with respect to proceedings to enforce rights to indemnification and advance of expenses (as defined below), the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized in the specific case by the Board. In addition to the right to indemnification conferred herein, an indemnitee shall also have the right, to the fullest extent not prohibited by law, to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (an “advance of expenses”); provided, however, that if and to the extent that the DGCL requires, an advance of expenses shall be made only upon delivery to the Corporation of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 5.1 or otherwise. The Corporation may also, by action of its Board, provide indemnification and advancement to employees and agents of the Corporation. Any reference to an officer of the Corporation in this Article V shall be deemed to refer exclusively to the Chairman of the Board, Chief Executive Officer, President, Secretary and Treasurer of the Corporation appointed pursuant to Article IV, and to any Vice President, Assistant Secretary, Assistant Treasurer or other officer of the Corporation appointed by the Board pursuant to Article IV of these Bylaws, and any reference to an officer of any other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors or equivalent governing body of such other entity pursuant to the certificate of incorporation and bylaws or equivalent organizational documents of such other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other enterprise has been given or has used the title of “Vice President” or any other title, including any titled granted to such person by the Chief Executive Officer pursuant to Article IV, that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other enterprise for purposes of this Article V unless such person’s appointment to such office was approved by the Board pursuant to Article IV.

Section 5.2    Procedure for Indemnification. Any claim for indemnification or advance of expenses by an indemnitee under this Section 5.2 shall be made promptly, and in any event within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 5.1 if required), upon the written request of the indemnitee. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the indemnitee has delivered the undertaking contemplated by Section 5.1 if required), the right to indemnification or advances as granted by this Article V shall be enforceable by the indemnitee in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation to the fullest extent permitted by applicable law. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 5.1, if any, has been tendered to the Corporation) that the claimant has not met the applicable standard of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proof shall be on the Corporation to the fullest extent permitted by law. Neither the failure of the Corporation (including its Board, a committee thereof, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 5.3    Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

Section 5.4    Service for Subsidiaries. Any person serving as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at least 50% of whose equity interests are owned by the Corporation (a “subsidiary” for purposes of this Article V) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

Section 5.5    Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, manager, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article V in entering into or continuing such service. To the fullest extent permitted by law, the rights to indemnification and to the advance of expenses conferred in this Article V shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof. Any amendment, alteration or repeal of this Article V that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 5.6    Non-Exclusivity of Rights; Continuation of Rights of IndemnificationSection 5.7 . The rights to indemnification and to the advance of expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation or under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise. All rights to indemnification under this Article V shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article V is in effect. Any repeal or modification of this Article V or repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification and advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such repeal or modification.

Section 5.7    Merger or Consolidation. For purposes of this Article V, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 5.8    Savings Clause. To the fullest extent permitted by law, if this Article V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each person entitled to indemnification under Section 5.1 as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties and any other penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification and advancement of expenses is available to such person pursuant to this Article V to the fullest extent permitted by any applicable portion of this Article V that shall not have been invalidated.

ARTICLE VI

CORPORATE BOOKS

Section 6.1    Corporate Books. The books of the Corporation may be kept inside or outside of the State of Delaware at such place or places as the Board may from time to time determine.

ARTICLE VII

CHECKS, NOTES, PROXIES, ETC.

Section 7.1    Checks, Notes, Proxies, Etc. All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be authorized from time to time by the Board, or such officer or officers who may be delegated such authority. Proxies to vote and consents with respect to securities of other corporations or other entities owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, Secretary or by such officers as the Chairman of the Board, the Chief Executive Officer or the Board may from time to time determine.

ARTICLE VIII

SHARES AND OTHER SECURITIES OF THE CORPORATION

Section 8.1    Certificated and Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the DGCL.

Section 8.2    Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by any two authorized officers of the Corporation, which authorized officers shall include, without limitation, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Secretary or any Assistant Secretary of the Corporation. Any or all of the signatures on any certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 8.3    Lost, Destroyed or Wrongfully Taken Certificates.

(a)    If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.

(b)    If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall, to the fullest extent permitted by applicable law, be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 8.4    Transfer of Stock.

(a)    Transfers of record of shares of stock of the Corporation shall be made only upon the books administered by or on behalf of the Corporation, and only upon proper transfer instructions, including by electronic transmission, pursuant to the direction of the registered holder thereof, such person’s attorney lawfully constituted in writing, or from an individual presenting proper evidence of succession, assignment or authority to transfer the shares of stock; or, in the case of stock represented by certificate(s) upon delivery of a properly endorsed certificate(s) for a like number of shares or accompanied by a duly executed stock transfer power.

(b)    The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 8.5    Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

Section 8.6    Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

Section 8.7    Lockup.

(a)    Subject to Section 8.7(b), each of the holders (the “Lockup Holders”) of (i) shares of Class A common stock, par value $0.0001 per share (“Class A common stock”), of the Corporation issued (A) as consideration under that certain Agreement and Plan of Merger (the “Agreement and Plan of Merger”), dated as of December 13, 2021, by and among the Corporation, Frontier Merger Sub, Inc., a Delaware corporation, Frontier Merger Sub II, LLC, a Delaware limited liability company, and Footprint International Holdco, Inc., a Delaware corporation (which, for all periods prior to the effectiveness of the First Merger (as defined in such Agreement and Plan of Merger) is referred to herein as the “Constituent Corporation”) (the “Business Combination Transaction”), or (B) to directors, officers and employees of the Corporation and other individuals upon the settlement or exercise of restricted stock units, options or other equity awards outstanding as of immediately following the closing of the Business Combination Transaction in respect of awards of the Constituent Corporation outstanding immediately prior to the closing of the Business Combination Transaction (such shares referred to in Section 8.7(a)(ii), the “Legacy Equity Award Shares”), and (ii) shares of Class A Preferred Stock, par value $0.0001 per share (the “Class A Preferred Stock”), including the shares of Class A common stock issuable upon conversion of the Class A Preferred Stock, may not Transfer (as defined below) any Lockup Shares (as defined below) until the end of the Lockup Period (as defined below) (the “Lockup”). Notwithstanding anything to the contrary, in no event will a holder of shares of Class F common stock, par value $0.0001 per share, of the Corporation who receives shares of Class A common stock upon conversion thereof in connection with the closing of the Business Combination Transaction or a holder of shares Class A common stock who purchased such shares pursuant to private placement in connection with the Business Combination Transaction be deemed to be a Lockup Holder.

(b)    The restrictions set forth in Section 8.7(a) shall not apply to:

(i)    in the case of an entity, Transfers to a stockholder, partner, member or affiliate of such entity;

(ii)    in the case of an individual, Transfers by gift to members of the individual’s immediate family (as defined below) or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization;

(iii)    in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(iv)    in the case of an individual, Transfers pursuant to a qualified domestic relations order or in connection with a divorce settlement;

(v)    in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(vi)    the exercise of any options, warrants or other convertible securities to purchase shares of Class A common stock (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis); provided, that any shares of Class A common stock issued upon such exercise shall be subject to the Lockup;

(vii)    Transfers to the Corporation to satisfy tax withholding obligations pursuant to the Corporation’s equity incentive plans or arrangements;

(viii)    Transfers to the Corporation pursuant to any contractual arrangement in effect at the effective time of the Business Combination Transaction that provides for the repurchase by the Corporation or forfeiture of a Lockup Holder’s shares of Class A common stock or options to purchase shares of Class A common stock in connection with the termination of such Lockup Holder’s service to the Corporation;

(ix)    the entry, by a Lockup Holder, at any time after the effective time of the Business Combination Transaction, of any trading plan providing for the sale of shares of Class A common stock by such Lockup Holder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act; provided, however, that such plan does not provide for, or permit, the sale of any shares of Class A common stock during the Lockup and no public announcement or filing is voluntarily made or required regarding such plan during the Lockup;

(x)    transactions in the event of completion of a liquidation, merger, stock exchange or other similar transaction which results in all of the Corporation’s securityholders having the right to exchange their shares of Class A common stock for cash, securities or other property; or

(xi)    in connection with any bona fide mortgage, pledge or encumbrance to a financial institution in connection with any bona fide loan or debt transaction or enforcement thereunder, including foreclosure thereof.

(c)    Notwithstanding the other provisions set forth in this Section 8.7, the Board may, in its sole discretion, determine to waive, amend, or repeal the Lockup obligations set forth herein.

(d)    For purposes of this Section 8.7:

(i)    the term “Lockup Period” means the period beginning on the closing date of the Business Combination Transaction and ending on the date that is 180 days after the closing date of the Business Combination Transaction;

(ii)    the term “Lockup Shares” means (A) the shares of Class A common stock that the Lockup Holders hold or have a right to receive as a result of the transactions contemplated by the Agreement and Plan of Merger and are held by the Lockup Holders following the closing of the Business Combination Transaction (other than shares of Class A common stock acquired in the public market or pursuant to a transaction exempt from registration under the Securities Act of 1933, as amended, pursuant to a subscription agreement where the issuance of shares of Class A common stock occurs on or after the closing of the Business Combination Transaction), (B) the Legacy Equity Award Shares and (C) the Class A Preferred Stock, including the shares of Class A common stock issuable upon conversion of the Class A Preferred Stock; and

(iii)    the term “Transfer” means the (A) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (B) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (C) public announcement of any intention to effect any transaction specified in clause (A) or (B).

ARTICLE IX

FISCAL YEAR

Section 9.1    Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.

ARTICLE X

CORPORATE SEAL

Section 10.1    Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation. In lieu of the corporate seal, when so authorized by the Board or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.

ARTICLE XI

GENERAL PROVISIONS

Section 11.1    Notice. Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these Bylaws, notice of any meeting need not be given to any person who shall attend such meeting (except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened), or who shall waive notice thereof, before or after such meeting, in writing (including by electronic transmission).

Section 11.2    Means of Giving Notice. Except as otherwise set forth in any applicable law or any provision of the Certificate of Incorporation or these Bylaws, notice to any Director or stockholder of any meeting or any other matter under the Certificate of Incorporation or these Bylaws shall be given by the following means:

(a)    Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any director, such notice shall be given either (i) in writing and hand delivered, sent by mail, or sent by a nationally recognized delivery service, (ii) by means of facsimile telecommunication or other form of electronic transmission (including e-mail and instant message), or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (A) if given by hand delivery, orally in person, or by telephone, when actually received by the director; (B) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation; (C) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation; (D) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation; (E) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation; or (F) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(b)    Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including without limitation a facsimile telecommunication.

(c)    Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(d)    Exceptions to Notice Requirements.

(i)    Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(ii)    Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, to any stockholder to whom (x) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings, or (y) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in subsection (x) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission. The exception in subsection (x) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any stockholder whose electronic mail address appears on the records of the Corporation and to whom notice by electronic transmission is not prohibited by Section 232 of the DGCL.

Section 11.3    Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 11.4    Conflicts. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation or the DGCL, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE XII

AMENDMENTS

Section 12.1    Amendments. These Bylaws may be made, amended, altered, changed, added to or repealed as set forth in the Certificate of Incorporation.

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